Where Foom Comes From, Inc. 8-K
Exhibit 99.1

FOR IMMEDIATE RELEASE NEWS
May 1, 2013 OTCQB: WFCF

Where Food Comes From®, Inc. Reports First Quarter Financial Results

CASTLE ROCK, Colo. – Where Food Comes From, Inc. (d.b.a. IMI Global, Inc.) (OTCQB: WFCF), a leading provider of verification and Internet solutions for the agricultural/livestock industry, today announced financial results for its first quarter ended March 31, 2013.

Revenue in the first quarter was $1,025,500, down slightly as compared with revenue of $1,029,300 in the same quarter last year.  The decline was due to reduced source and age verification activity associated with Japan recently having eased its beef important regulations. Lower source and age verification revenue was more than offset by increased revenue from other WFCF service offerings, including Non-Hormone Treated Cattle (NHTC) and Verified Natural Beef (VNB) programs. Total verification services revenue increased slightly to $853,600 in the first quarter from $845,800 in the same quarter last year. Hardware revenue consisting of cattle ear tags declined to $129,000 from $157,000 year over year, again a reflection of reduced source and age verification activity.  Other revenue, primarily comprised of fees from the Where Food Comes From labeling program, grew 62% year-over-year to $42,900 from $26,500.

Selling, general and administrative expense in the first quarter increased 28% year over year to $625,500 from $488,100.  This increase reflected expenses associated with the Company’s 60% ownership interest in International Certification Services (ICS), which was acquired on February 29, 2012.  Net loss attributable to Where Food Comes From, Inc. in the first quarter was $58,400, or less than one cent per share, versus net income of $362,100, or $0.02 per share, in same quarter last year.

“As anticipated, Japan’s decision to ease import regulations affected our source and age verification activity in the first quarter and this, in turn, impacted revenue and profitability,” said John Saunders, Chairman and CEO. “On the positive side, the majority of our source and age customers continue to subscribe to our verification services in order to differentiate their cattle and respond to ever increasing consumer demands for more information on the food they eat.  We’re also gratified that overall verification revenue increased year-over-year as demand for other services such as Non-Hormone Treated Cattle and Verified Natural Beef continued to grow.  We have the industry’s most diverse portfolio of services, which enables us to weather a short-term downturn in a particular service offering, and we continue to look for ways to further enhance that portfolio, both through internally developed programs and M&A activity.  Meanwhile, our flagship Where Food Comes From consumer labeling program continues to show year-over-year revenue gains and holds tremendous potential for long-term growth as consumers demand more transparency into the food chain continuum. We remain confident about our long term prospects for profitable growth and look forward to another year of solid performance in 2013.”

Conference Call and Webcast
The Company will conduct a conference call today at 2:15 p.m. Mountain Time.

The call-in numbers for the conference call:
Domestic Toll Free: 1-877-941-1466
International: 1-480-629-9867
Conference Code: 4616473

Phone replay:
A telephone replay of the conference call will be available through May 15, 2013, as follows:
Domestic Toll Free: 1-800-406-7325
International: 1-303-590-3030
Conference Code: 4616473

About Where Food Comes From, Inc.
Where Food Comes From, Inc. (d.b.a. IMI Global) is America’s leading provider of third-party identification, verification and traceability solutions for the livestock and agricultural industries.  The Company supports more than 6,000 ranchers, farmers, feed yards, meatpackers, food retailers and restaurants with a wide range of solutions, including its USVerified™ brand – the industry standard for USDA Process Verified (PVP) programs – which annually verifies marketing claims for approximately one half of all U.S. beef exports; Where Food Comes From®, a unique retail and restaurant labeling program that connects consumers directly to the source of the food they purchase; and various organic and gluten free certification solutions through its International Certification Services (ICS) subsidiary.  Go to www.IMIGlobal.com and www.wherefoodcomesfrom.com for additional information.

CAUTIONARY STATEMENT

This news release contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, based on current expectations, estimates and projections that are subject to risk.  Forward-looking statements are inherently uncertain, and actual events could differ materially from the Company’s predictions.  Important factors that could cause actual events to vary from predictions include those discussed in our SEC filings.  Specifically, statements in this news release about expectations to grow organically and through M&A; industry leadership; potential for exponential growth of the Where Food Comes From program; ability to weather short-term downturns in a revenue segment; and the demand for, and impact and efficacy of, the Company’s and its subsidiaries’ products and services on the marketplace are forward-looking statements that are subject to a variety of factors, including availability of capital, personnel and other resources; competition; governmental regulation of the agricultural industry; the market for beef and other commodities; and other factors.  Financial results for the first quarter are not necessarily indicative of future results.  Readers should not place undue reliance on these forward-looking statements.  The Company assumes no obligation to update its forward-looking statements to reflect new information or developments.  For a more extensive discussion of the Company’s business, please refer to the Company’s SEC filings at www.sec.gov.

Company Contacts:

John Saunders
Chief Executive Officer
303-895-3002

Jay Pfeiffer
Pfeiffer High Investor Relations, Inc.
303-393-7044

Where Food Comes From, Inc.
Statements of Income

	Three Months Ended
	March 31,
	2013	2012

Revenues
Service revenues	853,606	845,827
Product sales	129,009	156,954
Other revenues	42,888	26,503
Total revenues	1,025,503	1,029,284
Costs of revenues
Labor and other costs of services	405,792	355,453
Costs of products	85,889	102,872
Total costs of revenue	491,681	458,325
Gross profit	533,822	570,959
Selling, general and administrative expenses	625,515	488,137
Income (loss) from operations	(91,693)	82,822
Other expense (income):
Interest expense	6,779	7,872
Other income, net	(447)	(2,662)
Income (loss) before income taxes	(98,025)	77,612
Income tax benefit	(34,288)	(282,090)
Net income (loss)	(63,737)	359,702
Net loss attributable to
non-controlling interest	5,354	2,431
Net income (loss) attributable to Where Food
Comes From, Inc.	(58,383)	362,133
Net income (loss) per share:
Basic	$—	$0.02
Diluted	$—	$0.02
Weighted average number of common
shares outstanding:
Basic	21,439,355	20,609,639
Diluted	21,439,355	21,105,614

	March 31,	December 31,
	2013	2012
ASSETS

Current Assets:
Cash and cash equivalents	$1,505,638	$1,403,489
Accounts receivable, net	329,850	377,072
Prepaid expenses and other current assets	52,217	80,189
Deferred tax assets	277,232	242,944
Total current assets	2,164,937	2,103,694
Property and equipment, net	139,602	146,563
Intangible and other assets, net	293,776	303,810
Goodwill	532,997	532,997
Long-term deferred tax assets	277,177	277,177
Total assets	$3,408,489	$3,364,241

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$149,907	$134,913
Accrued expenses and other current liabilities	42,918	58,808
Customer deposits	30,969	27,478
Deferred revenue	207,990	139,022
Short-term debt and current portion of notes payable	23,745	22,873
Current portion of capital lease obligations	4,012	5,506
Total current liabilities	459,541	388,600
Capital lease obligations, net of current portion	13,958	14,981
Notes payable and other long-term debt, net of
current portion	184,465	191,106
Notes payable, related party	200,000	200,000
Total liabilities	857,964	794,687
Stockholders’ equity:
Common stock	21,977	21,837
Additional paid-in capital	3,713,124	3,668,556
Treasury stock	(121,294)	(121,294)
Accumulated deficit	(1,345,923)	(1,287,540)
Total Where Food Comes From, Inc. equity	2,267,884	2,281,559
Non-controlling interest	282,641	287,995
Total equity	2,550,525	2,569,554
Total liabilities and stockholders’ equity	$3,408,489	$3,364,241